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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                     Date of Report:  November 9, 1994

                      LAURENTIAN CAPITAL CORPORATION

                       Commission File No.:  0-8403

          Incorporated in the                     I.R.S. Employer
          State of Delaware                       Identification No.
                                                    59-1611314

                          640 Lee Road, Suite 303
                        Wayne, Pennsylvania  19087

                       Registrant's Telephone Number
                    Including Area Code:  610/889-7400

                          Exhibit Index at Page 4

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Item 5.   OTHER EVENTS.

     On November 9, 1994 Laurentian Capital Corporation issued its press release, a copy of which is attached hereto as Exhibit A, announcing that it had engaged Oppenheimer & Co., Inc. as financial advisor to evaluate various strategies for maximizing shareholder value, including possible business combinations or other transactions.


Item 7.    EXHIBITS.

Exhibit A      Press Release dated November 9, 1994

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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.


                         LAURENTIAN CAPITAL CORPORATION

                                   BY:  /s/ Bernhard M. Koch
                                      -----------------------
                                            Bernhard M. Koch
                                            Secretary


November 10, 1994

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                               EXHIBIT INDEX
                                                                 Page
                                                                Number
                                                                ------

Exhibit A      Press Release dated November 9, 1994                5


































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                                Exhibit A

                      LAURENTIAN CAPITAL CORPORATION

RELEASE DATE:       November 9, 1994

CONTACT PERSON:     Bernhard M. Koch                           610-889-7400

     Laurentian Capital Corporation (AMEX: LQ), a life insurance holding company based in Philadelphia, Pennsylvania, announced today that it had engaged Oppenheimer & Co., Inc. as financial advisor to evaluate various strategies for maximizing shareholder value, including possible business combinations or other transactions. The Company said that it had authorized Oppenheimer & Co., Inc. to approach third parties in connection with the engagement. The Company emphasized that no assurance could be given that the evaluation would result in any transaction.

     Laurentian Capital Corporation has assets of approximately $1.0 billion and total life insurance in force in excess of $2.6 billion. Its primary life insurance subsidiaries are Loyal American Life Insurance Company, of Mobile, Alabama and Prairie States Life Insurance Company, of Rapid City, South Dakota.

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